EXHIBIT 10.21

COMMERCIAL LEASE

This Commercial Lease (Lease) is entered into this 1st day of June, 2006, by and between the parties described below:

1.                                       Basic Lease Provisions

When used herein, the following terms shall have the indicated meanings:

a.	LANDLORD:		Chalet Properties, LLC

	NOTICE ADDRESS		12612 West Alameda Parkway, Lakewood, CO 80228
		attention:	Kemper Isely, Managing Member

b.	TENANT:		Vitamin Cottage Natural Food Markets, Inc.

	NOTICE ADDRESS:		12612 W. Alameda Parkway Lakewood, Colorado 80228
		attention:	Kemper Isely, Co-President

c.	GUARANTOR:		none

d.	LEASED PREMISES:		Approximately 10,890 square feet (Leased Premises) regardless of measurement constituting part of the Shopping Center as shown on Exhibit “A”.

e.	LEASE TERM:

	Commencement Date:		June 1, 2006

	Initial Term:		240 full calendar months ending at 5:00 p.m. Mountain time on May 31, 20266
	Renewal Term:		one (1) additional term of sixty (60) months

f.	BASE RENT:		$14,500/month for months 1-60 $15,000/month for months 61-120 $15,500/month for months 121-180 $16,000/month for months 181-240

		Base Rent during the Initial Term shall payable in advance on the first day of each month beginning on June 1, 2006.

		Absolute triple net lease

g.	USE:	Natural food and food supplement store

h.	SECURITY DEPOSIT:	$19,500

i.	ADDITIONAL CHARGES	Commencing on the “Commencement Date” as defined below:

j.	COMMON AREA COSTS:

	“CAM Percentage Contribution”:	100%

k.	PARKING LOT/DRAINAGE CONTRIBUTION	100%

L.	PARTIES	Landlord and Tenant will sometimes be referred to as a “Party” and jointly as the “Parties”.

THE SUBMISSION OF THIS LEASE FOR EXAMINATION BY TENANT AND/OR EXECUTION THEREOF BY TENANT DOES NOT CONSTITUTE A RESERVATION OF OR OPTION FOR THE LEASED PREMISES AND THIS LEASE SHALL BECOME EFFECTIVE ONLY UPON EXECUTION BY ALL PARTIES HERETO AND DELIVERY OF A FULLY EXECUTED COUNTERPART HEREOF BY LANDLORD TO TENANT.

2.                                       Premises

a.                                       Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord the Leased Premises which shall be a portion of the Shopping Center described in Exhibit A, which is attached hereto.

b.                                      Tenant acknowledges that Landlord has not agreed to make any improvements to the Property or perform any work to ready the Property for occupancy by Tenant. Tenant also acknowledges that Tenant has inspected the Premises and is relying solely on this inspection and not on any statement or representation made by Landlord or any agent of Landlord regarding the physical condition of the Premises or the Project. Tenant accepts the Premises “AS IS,” “WHERE-IS” and in its present condition. Landlord makes and provides absolutely no warranties of fitness for purpose or use and Tenant agrees to waive any warranties that it may have concerning the Property.

c.                                       The Premises are also subject to those certain assessments for parking lot and drainage/storm water assessments which are shared with third parties who use these common facilities. Tenant acknowledges that it is responsible for the full and faithful performance of all covenants, conditions, duties and terms of the agreements which refer to the same and shall hold the Landlord harmless from and shall indemnify Landlord as to the performance required under such documents.

3.                                       Base Rent

a.                                       The Base Rent shall be payable in advance on first day of each calendar month June 1, 2006, (Rent Commencement).

b.                                      This is an absolute triple net lease (NNN) and, in addition to the Base Rent, the Tenant shall be responsible for the payment of the following, all of which shall be deemed to be “Additional Rent;” its: (i) CAM Percentage Contribution (as described in paragraph 1 above,); (ii) 100% of real property taxes attributable to the Property; (iii) 100% of the Landlord’s insurance attributable to the Property; and; (iv) 100% of the costs to maintain and repair the structural and non structural components of the Property.

c.

i.                                          Upon execution of this Lease by Tenant, Tenant shall deposit with Landlord the Security Deposit. The Security Deposit shall be retained by Landlord and may be applied by Landlord, to the extent necessary, to pay and cover any loss, cost, damage or expense, including attorneys’ fees sustained by Landlord by reason of the failure of Tenant to comply with any provision, covenant, or agreement of Tenant contained in this Lease. To the extent not necessary to cover such loss, cost, damage, or expense, the Security Deposit, without any interest thereon, shall be returned to Tenant within sixty (60) days after the expiration of the Lease Term or as may be otherwise provided by law.

ii.                                       The Security Deposit shall not be considered as an advance payment of rent or as a measure of the loss, cost, damage, or expense which is or may be sustained by Landlord. If all or any portion of the Security Deposit is applied by Landlord to pay any such loss, cost, damage, or expense, Tenant shall, from time to time, promptly upon demand, deposit with Landlord such amounts as may be necessary to replenish the Security Deposit to its original amount.

d.                                      Tenant acknowledges that late payment of Rent will cause Landlord to incur expenses in an amount that will be impractical or extremely difficult to ascertain. Accordingly, if any installment or payment of Base Rent or Additional Rent due from Tenant is not received by Landlord or Landlord’s designee within ten (10) days of the due date, Tenant shall pay to Landlord as Additional Rent, a late fee equal to $500. The Parties agree that this late fee represents a fair and reasonable estimate of the cost that Landlord will incur, in addition to interest on the money involved, because of the late payment. Acceptance of such late fee by Landlord shall in no event constitute a waiver of any default with respect to such overdue amount or prevent Landlord from exercising any or all of the other rights and remedies granted under this Lease.

4.                                       Common Area

a.                                       The “Common Area” is the entire area within the Shopping Center that is not leased or available for lease and is not part of a limited common element allocated to an area that is leased or available for lease. The Common Area includes, without limitation, all structural components of the Shopping Center, and all facilities in the Shopping Center that are intended for common use by all tenants, and their customers, invitees and employees, which Common Area also includes, but is not limited to driveways, driving lanes, parking areas, lighting, service areas, pylons, signs, sidewalks and landscaping.

b.                                      Tenant and Tenant’s invitees, customers and employees shall have the nonexclusive right to use the Common Area in common with Landlord, and all other tenants of the Retail Portion and their permitted occupants, and their respective invitees, customers and employees for the use and purposes designated by Landlord.

c.                                       The Common Area shall be under the exclusive management and control of Landlord or Landlord’s agent. The manner of operation and the expenditures therefore shall be in Landlord’s discretion. Landlord shall have the right to designate, relocate and limit the use of particular areas or portions of the Common Area for the efficient management, operation, maintenance and use thereof, and Tenant shall comply with these restrictions, so long as Tenant’s right to use the Property is not materially adversely affected. Landlord shall also have the right to permit entertainment events, as well as the placement of kiosks, carts, advertising and other displays in the Common Areas.

d.                                      Subject to the provisions of the Lease, Landlord shall maintain the Common Area in good repair, including establishing (to the extent deemed necessary by Landlord) reserves for and making replacements when and where necessary. “Common Area Expenses” shall include all costs and expenses incurred by Landlord for the operation, maintenance, repair and replacement of the Common Area and for the management of the Shopping Center, including without limitation expenses for: (i) property management fees for Shopping Center; (ii) cleaning, sweeping and janitorial services; (iii) removal of rubbish; (iv) snow and ice removal’; (v) labor (including payment of wages, benefits and payroll taxes) to maintain the Common Area; (vi), materials and supplies in connection with the operation and maintenance of the Common Area; (vii) providing and maintaining utility systems and services, including payment of sewer service fees; (viii) maintaining, repairing, reserving for replacement of and replacing all sidewalks, curbs, walkways and paved areas, as well as the roof and structural portions of the all portions of the Shopping Center; (ix) landscaping, planting and irrigation systems; (x) signs; (xi) trash facilities, loading and delivery areas; (xii) lighting, drainage, and directional markers and bumpers; (xiii) maintaining and repairing security systems and alarms; (xiv) payment of premiums for workers’ compensation insurance, commercial general liability insurance and casualty insurance maintained by Landlord with respect to the Shopping Center, as well as any deductible under any insurance which Landlord pays in connection thereto;, (xv) payment of rental cost for or straight-line depreciation on tools, machinery and equipment used in connection with the Common Area; (xvi) payment of all personal property taxes and assessments levied or assessed against personal property located on or used to maintain the Common Area; (xvii) payment of any regulatory fee or surcharge or similar imposition imposed by governmental requirements; (xviii) payment of the cost of a security service and/or security system if Landlord determines that such security is necessary, including servicing, maintaining and monitoring any fire sprinkler system; (xix) any alterations, additions, or improvements required to be made to the Common Area in order to comply with applicable laws, orders or regulation; and, (xx) all other items necessary to keep the Common Area in a state of good sanitary condition and repair.

e.                                       In addition to the above, the Tenant shall be responsible for, shall perform all duties, covenants and conditions relating thereto, and shall pay all fees associated with:

i.                                          Commencing on the Lease Commencement Date, Tenant shall pay to Landlord monthly, as Additional Rent, Tenant’s CAM Percentage Contribution. Such payments shall continue on each subsequent date on which a payment of Base Rent is due. Tenant shall pay to Landlord an amount equal to 1/12th of Tenant’s share of Common Area Expenses which Landlord estimates will become payable with respect to the current Lease Year. Tenants CAM Percentage Contribution, Current Estimate, and its Current Payment” are set forth in paragraph 1 above.

ii.                                       Landlord shall provide Tenant with a reconciliation of estimated and actual Common Area Expenses and of Tenant’s CAM Percentage Contribution and Current Payment within one hundred twenty (120) days after the end of each calendar year. Tenant shall pay any underpayment within ten days after billing and any overpayment shall be credited to the next installment of Additional Rent due from Tenant under this Lease or, if the Term has ended, shall be refunded to Tenant after any unsatisfied obligations of Tenant to Landlord have been satisfied.

f.                                         Landlord shall keep records showing in reasonable detail all expenses incurred for Common Area maintenance. These records will be made available to the Tenant for inspection upon reasonable notice, for a period of two years after the end of any calendar year. In no event shall Tenant be entitled to review records beyond the preceding two calendar years or to dispute Common Area Expenses that were incurred or charged before such two-year period. Tenant shall have no right to withhold payment of its Pro Rata Share of Common Area Expenses pending resolution of any dispute over such expenses.

g.                                      In addition to the Base Rent and the payment of the Tenant’s Percentage Contribution of the Common Area Expenses, Tenant shall also pay when due:

i.                                          Commencing on the Lease Commencement Date, Tenant shall pay before delinquency all separately metered charges for water, gas, heat, electric power, sewer, telephone, trash removal, and all other services or utilities used in the Premises. If any charges for utilities not separately metered and are therefore billed to Landlord, the amount shall be prorated and Tenant shall pay to Landlord upon demand, as Additional Rent, an amount equal to that proportion of the total charges which the number of square feet of the Property bears to the total number of square feet of gross leasable area using such utilities. For utilities or services which are not separately metered, Landlord may, in lieu of charging on the foregoing basis, charge Tenant on the basis of Tenant’s actual or reasonably estimated usage.

ii.                                       Commencing on the Lease Commencement Date, Tenant shall be liable for and shall pay before delinquency all taxes or other charges levied or assessed against trade fixtures, equipment, furnishings, merchandise, and other personal property at the Premises, whether or not affixed to the realty. If any of Tenant’s personal property is assessed as part of the real property of which the Premises are a part, Tenant shall pay to Landlord as Additional Rent upon demand the amount of such taxes or assessments levied or assessed against said personal property. For the purpose of determining said amount, figures supplied by the tax assessor or other taxing authority as to the amount so assessed shall be conclusive.

iii

1.                                       The term “Real Property Taxes” is used in the broadest possible sense and shall include: (1) any taxes, general or special assessment, license fees, business taxes, rental taxes, excise taxes, value added taxes, impositions in lieu of taxes, and levies and charges of every kind: (X) imposed by any governmental entity of any kind against or upon the Retail Portion, or any interest of Landlord therein, including the right to receive rent or other income therefrom, the business of leasing, or the change in ownership of real property; or, (Y) imposed on the Retail Portion as a charge for any governmental services or improvements such as, but not limited to, fire or police protection, public transportation, street or sidewalk maintenance, or refuse removal; and (2) any imposition enacted by way of substitution for or in addition to all or any of the impositions described in clause (1) above; and (3) the reasonable costs incurred by Landlord in contesting any such real property taxes or assessments, including fees of attorneys, consultants, accountants, and appraisers. Real Property Taxes shall not include Landlord’s federal or state income, inheritance or estate taxes, or any taxes or other impositions or costs that are properly allocable to portions of the Project designated for office or residential purposes. Real Property Taxes for the first and last Lease Years shall be prorated to coincide with the beginning and end of the Term.

2.                                       Tenant shall pay to Landlord, as Additional Rent, “Tenant’s Tax Share” (as defined below) of the amount of all Real Property Taxes that accrue during the Term. Commencing on the Commencement Date, and continuing on each subsequent date on which a payment of Minimum Rent is due, Tenant shall pay to Landlord an amount equal to 1/12th of Tenant’s share of the Real Property Taxes which Landlord estimates will become payable with respect to the current Lease Year. Landlord shall, after the end of each Lease Year, provide Tenant with a reconciliation of estimated and actual Real Property Taxes and of Tenant’s share of each. Tenant shall pay any underpayment within ten days after billing and any overpayment shall be credited to the next installment of Additional Rent due from Tenant under this Lease or, if the Term has ended, shall be refunded to Tenant after any unsatisfied obligations of Tenant to Landlord have been satisfied.

3.                                       For purposes of this Lease the “Tenant’s Tax Share” shall be an amount equal to that proportion of the total Real Property Taxes which the number of square feet of the Property bears to the total number of square feet of gross leasable area assessed under such tax assessment.

5.                                       Term and Renewal

a.                                       The Term shall be as described above. Lease Commencement shall occur no later than 5:00 p.m. Mountain Time on June 1, 2006.

b.                                      Tenant shall be given the right to exercise one (1) additional renewal periods each for sixty (60) full calendar months (and each being referred to as the “First Renewal Term” and “Second Renewal Term” respectively). If exercised, the terms covenants and conditions of the Lease will remain the same as to each Renewal Term, except that the Base Rent for the first renewal period will increase to an amount mutually agreed upon between the Parties.

c.                                       Tenant may exercise its right to each Renewal Term only under the following conditions:

i.                                          it cannot be in breach of the Lease on the date of exercise;

ii.                                       it shall notify the Landlord in writing of its intent to exercise the option to renew no less than one hundred and twenty (120) calendar days before the end of the current term.

iii.                                    from the date of the above notice until the date that the new term is to begin, it cannot breach any term, covenant or condition of the Lease even though Assignee would have the right to cure the same;

iv.                                   Landlord and Tenant shall sign a “Commencement of Renewal

Term” agreement which shall set forth the date of the renewal, the term of 36 full calendar months; the Base Rent as found above, and the fact that the terms of the Lease not otherwise amended shall remain in full force and effect. The form shall be prepared by the Landlord at the time. The failure of the Parties to sign the same shall not be deemed to be a material breach of the Lease or this Agreement.

d.                                      Tenant shall not be offered any additional rights to renew under this Agreement. Notwithstanding the same, the Parties agree that the Tenant may subsequently lease the Property from the Landlord under such terms and conditions upon which the Parties may agree.

6.                                       Use

The property will be used only for the Use permitted under paragraph 1.

a                                          The Tenant will not:

i.                                          make any unlawful, improper or offensive use of the Property and it will not suffer any waste thereof;

ii.                                       permit any objectionable noise or odor to escape or to be emitted from said premises or do or permit anything to be done upon or about said premises in any way tending to create a nuisance;

iii.                                    sell or permit to be sold any spirituous, vinous, or malt beverages on said premises, excepting such as Tenant may be licensed by law to sell and as may be herein expressly permitted; nor will he sell or permit to be sold any controlled substance on or about said premises.

iv.                                   smoke in the Property.

b.                                      The Tenant shall:

i.                                          comply at Tenant’s own expense with all laws and regulations of any municipal, county, state, federal or other public authority respecting the use of said leased premises or the business carried on therein.

ii.                                       regularly occupy and use the demised premises for the conduct of Tenant’s business.

iii.                                    agree to keep locked all common access doors after regular business hours.

iv.                                   provide its own phone system to the Property.

7.                                       Maintenance

a.                                       The Tenant hereby agrees to maintain and keep said Property including all structural and non structural components, and all exterior and interior doors, walls, carpets, interior wiring, lighting fixtures and lamps, and all other interior appurtenances in good order and repair during the entire term of this Lease at Tenant’s own cost and expense, and to replace all glass which may be broken or damaged during the term hereof in the windows and doors of said Property with glass of a quality as good as or better than that now in use.

b.                                      Notwithstanding the foregoing, Landlord may, from time to time, be permitted to work, in, on and around the Property and the Shopping Center with the understanding that any work done by the Landlord shall be done in such a way as to minimize any interference with the Tenant’s Use.

c.                                       The Tenant will not overload the floors of said Property in such a way as to cause any undue or serious stress or strain upon the building in which said demised Property is located.

d.                                      All partitions, plumbing, electrical wiring, additions to, or improvements upon said leased Property, whether installed by the Landlord or Tenant, shall be and become a part of the building as soon as installed and the property of the Landlord unless otherwise herein provided.

8.                                       Landlord’s Entry onto Property

It shall be lawful for the Landlord, his agents and representatives, at any reasonable time to enter into or upon said demised Property for the purpose of examining the condition thereof, or any other lawful purpose with the understanding, however, that the Landlord may not unreasonably interfere with the clients of the Tenant nor inspect any office which is then in use. Further Landlord shall not give a key to the Property.

9.                                       Assignment

a.                                       The Tenant will not assign, transfer, pledge, hypothecate, surrender or dispose of this Lease, or any interest herein, or sublet, or permit any other person or persons to occupy the demised Property without the written consent of the Landlord being first obtained in writing, which permission will not unreasonably be withheld.

b.                                      In the event of any transfer permitted above, the use and operation being conducted in the Leased Premises shall remain substantially unaffected and any assignee shall assume in writing the terms and conditions set forth herein to be observed and performed by Tenant. It is further agreed that nothing herein contained shall be construed as releasing Tenant from any of its liabilities or other obligations hereunder and following any transfer, Tenant shall remain directly and primarily liable for all liabilities and obligations of “Tenant” hereunder. Any transfer as described herein shall be known as a “Permitted Transfer.”

c.                                       In the event of a Permitted Transfer, Tenant shall provide Landlord, on or before the effective date thereof, with written notice of such Permitted Transfer and a fully executed copy of all documents used to effectuate the transfer. In the case of an assignment, the instrument of assignment must expressly provide that the assignee assumes all obligations of “Tenant” under this Lease.

10.                                 Alterations

a.                                       Tenant shall not make or permit to be made any alterations, additions or changes (collectively called “Alterations”) to any part of the Premises without first obtaining the written consent of Landlord. Alterations shall be owned by Tenant until the expiration or earlier termination of the Term. Any Alterations that are not deemed to be trade fixtures, shall become a part of the Premises. Any Alterations designated by Landlord for removal that remain in the Premises after the time designated for removal shall be conclusively deemed abandoned and may be disposed of or retained by Landlord as permitted by Law; title thereto shall be automatically vested in the Landlord upon the termination of this Lease. Tenant shall be liable for all damage to the Premises and the Project arising from the installation or removal of any Alterations.

b.                                      Any and all Alterations made by Tenant shall be designed by a competent licensed architect or engineer and shall be made under the supervision of such architect or engineer by financially sound, bondable contractors of good reputation, in accordance with plans and specifications (including material and color samples), approved in writing by Landlord before commencement of any work.

c.                                       Landlord may require in connection with its consent to any Alterations that: (i). any contractor or major subcontractors provide payment and completion bonds in such amounts and with sureties acceptable to Landlord; (ii) Tenant deliver a set of plans and specifications approved by the building department; and (iii) Tenant agree in writing to remove all or a portion of the Alterations as designated by Landlord.

d.                                      Tenant shall perform or cause to be performed all work hereunder in accordance with such reasonable rules and regulations as Landlord may from time to time prescribe with respect thereto, and in such manner so as not to obstruct or interfere with access to the premises of any other tenant or owner of any portion of the Project, the business of any such tenant or owner conducted therein, or any portion of the Common Area. Prior to commencing any work hereunder, Tenant shall supply to Landlord evidence that Tenant’s contractor or contractors have procured such insurance as Landlord may prescribe in connection with such work. Upon completion of any Alteration to the Premises, Tenant shall provide Landlord with “as built” drawings reflecting the completed condition of such work.

e.                                       Not less than ten days before starting any alteration or improvement consented to by Landlord, Tenant shall: (1) notify Landlord of the names and addresses of all contractors, subcontractors and materialmen who may provide labor, services or materials in connection with such work, and (2) serve and post notice of the non-lienability of Landlord’s interest in the Project pursuant to Colorado Revised Statutes Section 38-22-105(2), as amended (or the corresponding provisions of any future law).

f.                                                  Tenant shall keep the Premises free and clear of liens and claims resulting from any work performed or materials furnished to or at the direction of Tenant. If any such lien is asserted or filed, Tenant shall cause such lien to be satisfied and discharged within ten days thereafter, or, if Tenant desires to contest such lien, then Tenant shall deposit with Landlord such security as Landlord may reasonably demand to ensure payment of such lien and all related costs and expenses. In the event Tenant fails to satisfy and discharge any such lien or to deposit security therefore with Landlord, then Landlord shall have the right (in addition any other remedies) to expend all sums necessary to contest or compromise and discharge such lien, by bonding or by payment, and Tenant shall reimburse Landlord upon demand for all such sums, including attorneys’ fees and costs.

11.                               Insurance

a.                                      Landlord covenants and agrees to maintain property insurance (Property Insurance) for the Shopping Center, in such amounts, from such company, with such deductible as Landlord deems appropriate, in its sole discretion, including, without limitation, extended coverage and insurance for loss of rent, and boilers. Property Insurance obtained by Landlord shall name Tenant as an additional insured party and may, at Landlord’s option, name any mortgagee as an additional insured party as its interests may appear. Such insurance shall be made part of the Common Area Expenses.

b.                                      Tenant covenants and agrees to maintain throughout the Lease Term insurance coverage at least as broad as “ISO Causes of Loss — Special Form Coverage” against risk of direct physical loss or damage (commonly known as “all risk”) for the full replacement cost of Tenant’s equipment, fixtures, improvements, and personal property in the Property. Tenant covenants and agrees to maintain throughout the Lease Term a commercial general liability policy, including protection against death, personal injury, and property damage, issued by an insurance company qualified to do business in the state in which the Property is located and with a single limit of not less than $1,000,000.00 per occurrence. Such policy shall name Landlord as an additional insured, be primary to any other similar insurance as such additional insureds, and provide that it may not be cancelled or modified without at least thirty (30) days prior notice to Landlord.

c.                                       Landlord covenants and agrees to maintain a commercial general liability policy (Liability Insurance) covering any common area facilities of the Property in such amounts, from such company, with such deductible and on such terms and conditions as Landlord deems appropriate, in its sole discretion, from time to time. Liability Insurance obtained by Landlord need not name Tenant as an additional insured party and may, at Landlord’s option, name the Mortgagee as an additional insured party.

d.                                      Landlord and Tenant waive all right of recovery against the other and its respective officers, partners, members, agents, representatives, and employees for loss or damage to its real and personal property kept in or about the Building or the Project which is capable of being insured against under ISO Causes of Loss — Special Form Coverage, or for loss of business revenue or extra expense arising out of or related to the use and occupancy of the Property. Each party shall, upon obtaining the property damage insurance required by this Lease, notify the insurance carrier that the foregoing waiver is contained in this Lease and use reasonable efforts to obtain an appropriate waiver of subrogation in the policies.

e.                                       Landlord and Tenant shall cooperate with each other in the collection of any insurance proceeds which may be payable in the event of any loss, including execution and delivery of any proof of loss or other action required for such recovery.

f.                                        If any portion of the Property be damaged or destroyed by fire or other casualty, Tenant shall give prompt written notice thereof to Landlord (Tenant’s Notice of Damage).

g.                                       Upon receipt of Tenant’s Notice of Damage, Landlord shall promptly proceed to determine the nature and extent of the damage or destruction and to estimate the time necessary to repair or restore the Property. As soon as reasonably possible, Landlord shall give written notice to Tenant stating Landlord’s estimate of the time necessary to repair or restore the Property (Landlord’s Notice of Repair Time). If Landlord reasonably estimates that repair or restoration of the Property cannot be completed within two hundred (200) days from the time of Tenant’s Notice of Damage, Landlord and Tenant shall each have the option to terminate this Lease. If, however, the damage or destruction was caused by the act or omission of Tenant or Tenant’s agents, Landlord shall have the option to terminate this Lease if Landlord reasonably estimates that the repair or restoration cannot reasonably be completed within two hundred (200) days from the time of Tenant’s Notice of Damage, but Tenant shall not have the option to terminate this Lease. Any option granted hereunder shall be exercised by written notice to the other party given within ten (10) days after Landlord’s Notice of Repair Time. If either Landlord or Tenant exercises its option to terminate this Lease, the Lease Term shall expire ten (10) days after the notice by either Landlord or Tenant exercising such option to terminate this Lease. Following termination of this Lease under the provisions hereof, Landlord shall refund to Tenant such amounts of Rent paid by Tenant as may be applicable to the period subsequent to the time of Tenant’s Notice of Damage less the reasonable value of any use or occupation of the Property by Tenant subsequent to the time of Tenant’s Notice of Damage.

h.                                      If the Building shall be damaged or destroyed by fire or other casualty to the extent of 33-1/3% or more of the replacement value of the Property, Landlord may elect not to reconstruct or rebuild the Property. Upon written notice to Tenant given within twenty (20) days after Landlord’s Notice of Repair Time, this Lease shall terminate and Landlord shall refund to Tenant such amounts of Rent paid by Tenant for the period after such damage less the reasonable value of any use or occupation of the Property by Tenant during such period.

i.                                          If repair and restoration of the Property can be completed within the period specified above, in Landlord’s reasonable estimation, or if neither Landlord nor Tenant terminate this Lease as provided above, then this Lease shall continue in full force and effect and Landlord shall proceed forthwith to cause the Property (including any improvements constructed by Landlord but excluding any alterations, improvements, fixtures and personal property constructed or owned by

Tenant) to be repaired and restored with reasonable diligence and there shall be abatement of Rent proportionate to the extent of the space and period of time that Tenant is unable to use and enjoy the Property.

j.                                         The proceeds of any Property Insurance maintained on the Property, other than property insurance maintained by Tenant on fixtures and personal property of Tenant, shall be paid to and become the property of Landlord, subject to any obligation of Landlord to cause the Property to be repaired and restored and further subject to any rights under any mortgage encumbering the Property to such proceeds. Landlord’s obligation to repair and restore the Property provided herein is limited to the repair and restoration that can be accomplished with the proceeds of any Property Insurance maintained on the Property. The amount of any such insurance proceeds is subject to any right of any mortgagee to apply such proceeds to its secured debt under its mortgage.

12.                               Condemnation.

a.                                      A “Taking” shall mean the taking of all or any portion of the Property as a result of the exercise of the power of eminent domain or condemnation for public or quasi-public use or the sale of all or part of the Property under the threat of condemnation. A “Substantial Taking” shall mean a Taking of twenty-five percent (25%) or more of the floor area of the Property. An “Insubstantial Taking” shall mean a Taking which does not constitute a Substantial Taking.

b.                                      If there is a Substantial Taking with respect to the Property, the term of this Lease shall expire on the date of vesting of title pursuant to such Taking. Thereafter, the Landlord shall refund to Tenant such amounts of Base Rent and Additional Rent theretofore paid by Tenant as may be applicable to the period subsequent to the time of termination of this Lease.

c.                                       In the event of an Insubstantial Taking with respect to the Property, this Lease shall continue in full force and effect, Landlord shall proceed forthwith to cause the Property (but excluding any alterations, improvements, fixtures, and personal property constructed or owned by Tenant), less such Taking, to be restored as near as may be to the original condition thereof and there shall be abatement of Rent proportionate to the extent of the space so taken.

d.                                      The total award, compensation, damages or consideration received or receivable as a result of a Taking (Award) shall be paid to and be the property of Landlord, including, without limitation, any part of the Award made as compensation for diminution of the value of this leasehold or the fee of the Property. Notwithstanding the foregoing, Tenant shall be entitled to a separate award, for the loss of Tenant’s personal property, diminution in value of the leasehold (if applicable) the loss of Tenant’s business and profits, and Tenant’s moving expenses.

13.                               Termination and Remedies

a.                                      In the event that any of the following events shall occur, Tenant shall be deemed to be in default of Tenant’s obligations under this Lease (each of the following shall be referred to as a “Default by Tenant”).

i.                                          if Tenant fails to pay Base Rent, Additional Rent, or any other amounts payable by Tenant within ten (10) days after such rental or other amount is due under the terms of this Lease.

ii.                                       if Tenant breaches or fails to comply with any non-monetary agreement, term, covenant or condition in this Lease applicable to Tenant, and Tenant fails to cure such breach or failure within thirty (30) days after notice thereof by Landlord to Tenant. If such breach or failure to comply cannot be reasonably cured within such 30-day period, Tenant shall not be deemed to be in default thereof if Tenant shall in good faith commence to cure such breach or failure to comply within such 30-day period and shall diligently proceed therewith to completion within a period not to exceed sixty (60) days following such notice.

iii.                                    Landlord shall not be required to give written notice of a non-monetary default more than once in any twelve month period during the Lease Term. Should Tenant breach any non-monetary term herein more than one time in each twelve month period, then the said subsequent failure to perform under the terms of this Lease shall be a Default by Tenant without notice or demand.

iv.                                   if Tenant shall leave the Property unoccupied for fifteen (15) consecutive days or shall vacate and abandon the Property.

v.                                      if Tenant’s interest under this Lease or in the Property shall be taken by execution of levy, or by other process of law directed against Tenant, or shall be subject to any attachment at the instance of any creditor or claimant against Tenant and said execution of levy or attachment shall not be discharged or disposed of within fifteen (15) days after the levy thereof.

vi.                                   if Tenant shall file a petition in bankruptcy or insolvency or for reorganization or arrangement under the bankruptcy laws of the United States or under any similar act of any state, or shall voluntarily take advantage of any such law or act by answer or otherwise, or shall be dissolved, or shall make an assignment for the benefit of creditors, or if involuntary proceedings under any such bankruptcy or insolvency law or for the dissolution of Tenant shall be instituted against Tenant or a receiver or trustee shall be appointed for the property or for all or substantially all of the property of Tenant, and such proceedings shall not be dismissed or such receivership or trusteeship vacated within sixty (60) days after such institution or appointment.

b.                                      Upon the occurrence of any Default by Tenant, Landlord shall have the right, at Landlord’s election, then or any time thereafter, to exercise any one or more of the following remedies:

i.                                          In the event of a Default by Tenant, Landlord may, at Landlord’s option, but without obligation to do so, and without releasing Tenant from any obligations under this Lease, make any payment or take any action as Landlord may deem necessary or desirable to cure any such Default by Tenant in such manner and to such extent as Landlord may deem necessary or desirable. Landlord may do so without demand on, or written notice to, Tenant and without giving

Tenant an opportunity to cure such Default by Tenant. Tenant covenants and agrees to pay to Landlord, within ten (10) days after demand, all advances, costs and expenses of Landlord in connection with the making of any such payment or the taking of any such action including, without limitation: (a) a charge in the amount of five hundred dollars ($500.00) payable to Landlord to compensate for the administrative overhead attributable to such action; (b) reasonable attorneys’ fees; and, (c) interest as hereinafter provided from the date of payment of any such advances, costs and expenses by Landlord. Action taken by Landlord may include commencing, appearing in, defending or otherwise participating in any action or proceeding and paying, purchasing, contesting, or compromising any claim, right, encumbrance, charge, or lien, with respect to the Property which Landlord, in its discretion, may deem necessary or desirable to protect its interest in the Property and under this Lease. In the event that the Lease Term has expired or Tenant is no longer occupying the Property, Landlord shall be entitled to take such actions as provided herein without Landlord being required to provide the notice to Tenant.

ii.                                       In the event of a Default by Tenant, Landlord may terminate this Lease, effective at such time as may be specified by written notice to Tenant, and demand (and, if such demand is refused, recover) possession of the Property from Tenant. Tenant shall remain liable to Landlord for damages in an amount equal to the Rent and other sums which would have been owing by Tenant hereunder for the balance of the Lease Term, had this Lease not been terminated, less the net proceeds, if any, of any reletting of the Property by Landlord subsequent to such termination, after deducting all Landlord’s expenses in connection with such recovery of possession or reletting. Landlord shall be entitled to collect and receive such damages from Tenant on the days on which the Basic Rent, Additional Rent and other amounts would have been payable if this Lease had not been terminated. Alternatively, at the option of Landlord, Landlord shall be entitled to recover forthwith from Tenant, as damages for loss of the bargain and not as a penalty, an aggregate sum which, at the time of such termination of this Lease, represents the excess, if any, of: (a) the aggregate of the Rent, and all other sums payable by Tenant that would have accrued for the balance of the Lease Term, over; (b) the aggregate rental value of the Property for the balance of the Lease Term, both discounted to present worth at the rate of 8% per annum.

iii.                                    In the event of a Default by Tenant, Landlord may reenter and take possession of the Property or any part thereof, without demand or notice, and repossess the same and expel Tenant and any party claiming by, under or through Tenant, and remove the effects of both using such force for such purposes as may be necessary, without being liable for prosecution on account thereof or being deemed guilty of any manner of trespass, and without prejudice to any remedies for arrears of rent or right to bring any proceeding for breach of covenants or conditions. No such reentry or taking possession of the Property by Landlord shall be construed as an election by Landlord to terminate this Lease unless a written notice of such intention is given to Tenant. No notice from Landlord hereunder or under a forcible entry and detainer statute or similar law shall constitute an election by Landlord to terminate this Lease unless such notice specifically so states. Landlord reserves the right, following any reentry or reletting, to exercise its right to terminate this Lease by giving Tenant such written notice, in which event this Lease shall terminate as specified in said notice. After recovering possession of the Property, Landlord may, from time to time, but shall not be obligated to, relet the Property, or any part thereof, for the account of Tenant, for such term or terms and on such conditions and upon such other terms as Landlord, in its sole and subjective discretion, may determine. Landlord may make such repairs, alterations or improvements as Landlord may consider appropriate to accomplish such reletting, and Tenant shall reimburse Landlord upon demand for all costs and expenses, including attorneys’ fees, which Landlord may incur in connection with such reletting. Landlord may collect and receive the rents for such reletting but Landlord shall in no way be responsible for or liable for any failure to relet the Property, or any part thereof, or for any failure to collect any rent due upon such reletting. Notwithstanding Landlord’s recovery of possession of the Property, Tenant shall continue to pay on the dates herein specified, the Basic Rent, Additional Rent and other amounts which would be payable hereunder if such repossession had not occurred. Upon the expiration or earlier termination of this Lease, Landlord shall refund to Tenant any amount, without interest, by which the amounts paid by Tenant, when added to the net amount, if any, recovered by Landlord through any reletting of the Property, exceeds the amounts payable by Tenant under this Lease. If, in connection with any reletting, the new lease term extends beyond the existing Lease Term, or the premises covered thereby include other premises not part of the Property, a fair apportionment of the rent received from such reletting and the expenses incurred in connection therewith shall be made in determining the net amount recovered from such reletting.

c.                                       All costs and expenses incurred by Landlord in connection with collecting any amounts and damages owing by Tenant pursuant to the provisions of this Lease or to enforce any provision of this Lease, including reasonable attorneys’ fees, whether or not any action is commenced by Landlord, shall be paid by Tenant to Landlord upon demand.

d.                                      Exercise of any of the remedies of Landlord under this Lease shall not prevent the concurrent or subsequent exercise of any other remedy provided for in this Lease or otherwise available to Landlord at law or in equity. All remedies are cumulative.

14.                               Property on Termination.

At the expiration of said term or upon any sooner termination thereof, the Tenant will peaceably and quietly quit and deliver up said leased Property to the Landlord broom-clean and in as good order and condition, reasonable use and wear excepted, as the same was in as of the date of this Lease. Notwithstanding the foregoing, the Tenant may take from the Property all movable trade fixtures, furniture, fixtures, equipment, refrigeration equipment including all compressors, walk-in, reach-in and other coolers, inventory and the like so long as the Tenant repairs any damage caused thereby.

15.                               Environmental Warranties.

a.                                      Tenant warrants, represents and covenants as follows:

i.                                          Tenant shall conduct no activity or allow to be conducted any activity or use of the property which would result in the presence of any “Hazardous Materials” or any “Hazardous Materials Contamination” on the property.

ii.                                       “Hazardous Materials” means: (a) any “hazardous waste” as defined by the Resource Conservation and Recovery Act of 1976 (42 U.S.C. ‘ 6901, et seq.), as amended from time to time, and regulations promulgated thereunder; (b) any “hazardous substance” as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. ‘ 9601, et seq.), as amended from time to time, and regulations promulgated thereunder; (c) petroleum products; (d) any substance the presence of which on the property is regulated by any federal, state or local law relating to the protection of the environment or public health; and, (e) any other substance which by law requires special handling in its collection, storage, treatment or disposal.

iii.                                    “Hazardous Materials Contamination” means the contamination (whether presently existing or occurring after the date hereof) of the improvements, facilities, soil, ground water, surface water, air or other elements on or under the property by hazardous materials, or the contamination (whether presently existing or occurring after the date hereof) of the buildings, facilities, soil, ground water, surface water, air, or other elements on or under any other property as a result of hazardous materials emanating from the property.

iv.                                   Tenant will obtain all necessary federal, state and local environmental permits necessary for its business and use of the property;

v.                                      Tenant will at all times be in full compliance with the terms and conditions of its environmental permits;

vi.                                   Tenant will be in compliance with all applicable federal, state, and local environmental statutory and regulatory requirements, other than those contained in its permits;

vii.                                There are no pending environmental civil, criminal, or administrative proceedings against Tenant;

viii.                             Tenant knows of no threatened civil, criminal, or administrative proceedings against it relating to environmental matters;

ix.                                   Tenant knows of no fact or circumstances that may give rise to any future civil, criminal, or administrative proceedings against it relating to environmental matters.

b.                                      Landlord warrants, represents and covenants as follows:

i.                                          Landlord is aware that the Property formerly housed a gasoline station. As such he agrees that the Property is, or may be contaminated with petrochemical waste, Hazardous Materials, Hazardous Materials Contamination (up to and through the date on which the Landlord delivers the Property to the Tenant “Substantially Completed” (as that term is defined in Exhibit B), underground storage tanks (UST), lead paint, and asbestos.

ii.                                       Landlord agrees that he is solely and primarily liable for, and shall remediate at his own cost and expense all Hazardous Materials, Hazardous Materials Contamination (occurring up to and through the date on which the Landlord delivered the Property to the Tenant Substantially Completed), UST, lead paint and asbestos. Landlord will obtain all necessary federal, state, and local environmental permits necessary for such remediation or shall provide credible proof from the governmental authority in charge of the same, that such remediation as been satisfied or is otherwise not required.

iii.                                    Landlord will at all times be in full compliance with the terms and conditions of its environmental permits;

iv.                                   Landlord will be in compliance with all applicable federal, state, and local environmental statutory and regulatory requirements, other than those contained in its permits;

v.                                      Landlord knows of no pending environmental civil, criminal, or administrative proceedings against Tenant;

vi.                                   Landlord knows of no threatened civil, criminal, or administrative proceedings against it relating to environmental matters;

vii.                                Landlord knows of no fact or circumstances that may give rise to any future civil, criminal, or administrative proceedings against it relating to environmental matters.

16.                               Indemnification.

a.                                      Tenant shall indemnify Landlord and shall hold Landlord harmless from any and all loss, damages, suits, penalties, costs, liability, and expenses (including, but not limited to reasonable investigation and legal expense) arising out of any claim for loss or damage to any property, including the subject property, injuries to or death of persons, contamination of or adverse effects on the environment, or any violation of statutes, ordinances, orders, rules, or regulations of any governmental entity or agency, or any damage, loss, cause of action, cost to remediate or otherwise caused by, or resulting from any Hazardous Materials or Hazardous Materials Contamination that becomes present on or under the subject Property by reason of Tenant’s activity and use unless caused by the gross negligence of the Landlord

b.                                      Landlord shall indemnify Tenant and shall hold Tenant harmless from any and all loss, damages, suits, penalties, costs, liability, and expenses (including, but not limited to reasonable investigation and legal expense) arising out of any claim for loss or damage to any property, including the subject property, injuries to or death of persons, contamination of, or adverse effects on the environment, or any violation of statutes, ordinances, orders, rules, or regulations of any governmental entity or agency, and any damage, loss, cause of action, cost to remediate or otherwise by, or resulting from any Hazardous Materials or Hazardous Materials Contamination that becomes present on or under the subject Property by reason of Tenant’s activity and use unless caused by the gross negligence of the Tenant.

17                                  Signs

a.                                      Tenant may, at Tenant’s sole cost and expense, erect upon the interior area of the Property all signs and advertising material customary and appropriate in the conduct of Tenant’s business that comply with all applicable legal requirements. Notwithstanding the foregoing, Tenant shall not erect or install, any sign that is visible from outside the Property without Landlord’s prior written approval; and such approval shall not be unreasonably withheld, conditioned or delayed. It shall not be unreasonable for Landlord to withhold or condition approval based on esthetic or other considerations that, in Landlord’s judgment, affect the image of the Shopping Center.

b.                                      Tenant may, at its cost and expense, install an exterior sign on its store fascia that complies with all applicable municipal and state regulations and those rules of the Landlord.

c.                                       Tenant’s signs and advertising material shall be professionally designed and manufactured and shall be installed and removed by a licensed electrician (if applicable). Tenant’s signs must be installed and operating concurrently with Tenant’s opening for business. Tenant’s sign box and/or raceway, if any, shall be deemed real property once installed, but Tenant shall remove Tenant’s sign lettering when it surrenders the Premises.

18.                               SUBORDINATION AND ATTORNMENT

a.                                      This Lease and Tenant’s interest in the Property shall be junior and subordinate to any mortgage or deed of trust now or hereafter encumbering the Shopping Center. No further act or agreement shall be necessary to accomplish or evidence such subordination, but Tenant shall, upon request by Landlord or by any mortgagee or deed of trust beneficiary, execute such additional documents as may be appropriate to confirm and ratify the subordinate status of this Lease and of Tenant’s interest in the Premises. Tenant shall also, if any mortgagee or deed of trust beneficiary so requires, execute such documents as may be necessary to make this Lease and Tenant’s interest in the Premises prior and superior to any such mortgage or deed of trust, provided that no such document shall require Tenant to consent to any material change in this Lease.

b.                                      If title to the Premises or the Building is transferred through or in lieu of foreclosure of any mortgage or deed of trust, Tenant shall, if so requested by the person acquiring such title as a result of such transfer, but not otherwise, attorn to such person and execute such documents as may be appropriate to confirm that this Lease remains in full force and effect notwithstanding such transfer, provided that no such document shall require Tenant to consent to any material change in this Lease.

19.                               Miscellaneous

a.                                      This Lease does not grant Tenant any right to access air and light over the property.

b.                                      Landlord and Tenant agree that any provisions of this Lease that must survive in order to remain in full force and effect even after termination of this Lease shall survive the termination and/or expiration of this Lease.

c.                                       Landlord warrants and represents that Landlord is the owner of the leased Property and has full authority and right to lease the Property and enter into this Lease. Landlord will defend Tenant’s right to quiet enjoyment of the leased Property from the claims of all persons during the lease term.

d.                                      In the event the Tenant for any reason shall hold over after the expiration of this Lease, such holding over shall not be deemed to operate as a renewal or extension of this Lease, but shall only create a tenancy from month to month which may be terminated at will at any time by the Landlord. In such an event the rent for any said month shall be 125% of the Base Rent and 100% of the Additional Rent received in the last month of the last term of the Lease.

f.                                        Any waiver by any Party of any breach of any covenant herein contained to be kept and performed by the other Party shall not be deemed or considered as a continuing waiver, and shall not operate to bar or prevent the injured Party from enforcing his or its rights under any subsequent breach, either of the same condition or covenant or otherwise.

g.                                       If either party to this Lease shall be delayed in or prevented from performing any act required hereunder by reason of strikes, lockouts, labor troubles, inability to procure materials, failure of power, restrictive governmental law or regulations, riots, insurrections, war or other reason not the fault of the party delayed, then performance of such act shall be excused for the period of the delay, and the period for the performance of any such act shall be extended for a period equivalent to the period of such delay. The provisions of this subparagraph (g) shall not operate to excuse Tenant from prompt payment of Base Rent, Additional Rent, or any other payment required by the terms of this Lease.

h.                                      This Lease contains the entire understanding of the parties in reference to the subject matter found herein. This Lease supersedes any prior leases, covenants or understandings of the parties with reference to the subject matter herein. This Lease may be amended only in writing to be signed and dated by all parties hereto.

i.                                          This Lease shall be interpreted in accordance with the laws of the state of Colorado. Venue shall be proper in the District Court in and for the county in which the Property is located.

j.                                         In the event of any litigation concerning this Lease, the “Prevailing Party” to the litigation shall be awarded reasonable attorney=s fees in addition to any other damages awarded by the court. For the purposes of this Lease, the “Prevailing Party” shall be deemed to be that party that has obtained the greatest net judgment in money or money equivalent. If money or money-equivalent has not be awarded, then the Prevailing Party shall be deemed to be that Party that has prevailed on a majority of the material issues before the court.

k.                                      From time to time the Landlord may promulgate reasonable rules and regulations concerning the Property. When delivered, the same shall be made part of this Lease as though set forth in full herein.

l.                                          The Parties agree that neither has used the services of a real estate or other broker. As a result both Parties are to bear any costs or fees incurred by him or it as a result of entering into this Lease.

m.                                  The covenants and conditions in this Lease are in all respects subject to the easements, covenants, conditions and restrictions declaration of restrictions or reciprocal easement agreement or similar document, short form or memorandum of lease, of any tenant lease affecting the Property to which the Property is subject, provided that no such document shall interfere with Tenant’s right to use the Premises in accordance with the terms of this Lease.

n.                                      Within ten days after request by Landlord, Tenant shall execute and deliver to Landlord, or to any current or prospective lender or purchaser specified by Landlord, an estoppel certificate stating that this Lease is unmodified (or if modified, stating the modifications) and in full force and effect, and stating any defenses or offsets claimed by Tenant, the amount of Minimum Rent then currently payable, the dates to which the Rent has been paid in advance, the amount of any security deposit or prepaid rent, the Lease Commencement Date, the Rent Commencement Date, the Lease Expiration Date, that Tenant is in possession of the Premises, and any other information concerning the Lease that Landlord may reasonably request. Failure to deliver such a certificate within 15 days after request by Landlord shall be a default under this Lease, and Tenant shall be bound conclusive by any representation Landlord may make with regard to the matters that were to have been covered by the certificate.

o.                                      The captions are for convenience only and shall not affect the interpretation of this Lease. All exhibits attached hereto are made a part of this Lease. Wherever the context so requires, the singular shall include the plural, the plural shall refer to the singular, and the masculine and feminine genders shall be substituted for the neutral gender. Subject to any grace periods provided herein, time is of the essence of this Lease and each of the provisions in which performance is a factor, and failure to perform within the time so limited shall be deemed a material breach of this Lease. If any provision of this Lease shall to any extent be held to be invalid by a court, the remaining provisions shall remain in effect and shall in no way be impaired thereby.

p.                                      The terms, covenants, conditions, and agreements herein contained, and as may from time to time be amended, shall bind and inure to the benefit of the Parties hereto and their heirs, executors, administrators, legal representatives, successors and assigns. If either party shall consist of more than one person or entity, all such persons or entities shall be jointly and severally liable as parties hereunder.

q.                                      If during the Term of this Lease, Landlord conveys its interest in the Shopping Center, then from and after the effective date of the conveyance, Landlord shall be released and discharged from any and all further obligations and responsibilities under the Lease.

r.                                         Landlord and Tenant each hereby waive trial by jury in any action or proceeding brought by either of them against the other concerning this Lease.

s.                                        Landlord reserves the absolute right to permit such other tenancies in the Shopping Center as Landlord determines, in the exercise of its sole discretion, may best promote its interests. Landlord does not warrant, represent or covenant, expressly or impliedly, that any specific lease or leases now or hereafter in effect between Landlord and any third parties will be continued in effect for any period of time, or that any other tenant or tenants or owner shall during the Term continue to occupy any space in the Project. Tenant acknowledges and agrees that, in entering into this Lease, Tenant has not relied upon the continued existence or operation of any other tenant or tenants or owner within the Project, whether or not any other lease is in existence or is expected to exist at the time this Lease is executed.

t.                                         This Lease may be executed in several counterparts, each of which may be deemed an original, but all of which together shall constitute one and the same Lease.

DONE AS OF THE DATE FIRST FOUND ABOVE

LANDLORD

CHALET PROPERTIES, LLC	VITAMIN COTTAGE NATURAL
FOOD MARKETS, INC.

/s/ Kemper Isely	/s/ Zephry Isely
Kemper Isely Managing Member	Zephry Isely, Co-President

EXHIBIT A
LEGAL DESCRIPTION OF PROPERTY

Lot 3, Block 1 Marshalls IndianTree Center

7745 N. Wadsworth, Unit A, Arvada, CO 80003